PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798
NASDAQ Global Market "ABNJ"		For Immediate Release May 21, 2008

AMERICAN BANCORP OF NEW JERSEY, INC.
ANNOUNCES INCREASED QUARTERLY CASH DIVIDEND

Bloomfield, New Jersey - May 21, 2008 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) (the Company), holding company of American Bank of New Jersey (the Bank), announced today that its Board of Directors has declared a quarterly cash dividend of $0.05 per share to stockholders of record as of June 11, 2008 payable on or about June 25, 2008. The quarterly cash dividend of $0.05 per share represents an increase of $0.01 per share from the $0.04 cash dividend paid to shareholders during prior quarters.

The payment of future dividends will be subject to the Board's periodic review of the financial condition, earnings, and capital requirements of the Company and the Bank.

As of March 31, 2008, the Company had consolidated total assets of $624.4 million and stockholders' equity of $93.4 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and its branch offices in Cedar Grove, Verona, Nutley and Clifton, New Jersey.

The foregoing material contains forward-looking statements concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.